Exhibit 99.1

News Release

MODUSLINK REPORTS FINANCIAL RESULTS FOR SECOND QUARTER OF FISCAL 2014

WALTHAM, Mass.—March 3, 2014—ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) today reported financial results for its second quarter of fiscal year 2014 ended January 31, 2014. Results for that period are summarized in the following paragraphs. For a full discussion of the results, please see the Company’s quarterly report on Form 10-Q, which can be accessed through www.moduslink.com.

Second Quarter Financial Summary

•	Net revenue of $194.0 million, a decrease of 4.6% compared to the second quarter of fiscal 2013

•	Gross margin of 11.6%, a 1.6 percentage point improvement compared to 10.0% in the second quarter of fiscal 2013

•	SG&A expenses of $19.6 million, a 17.5% reduction compared to the second quarter of fiscal 2013

•	Operating income of $1.2 million compared to operating loss of $8.5 million in the second quarter of fiscal 2013

•	Adjusted EBITDA of $8.6 million compared to $5.4 million in the second quarter of fiscal 2013

•	Net income of $1.1 million, or $0.02 per diluted share, compared with net loss of $12.6 million, or $0.29 per share, in the second quarter of fiscal 2013

ModusLink reported net revenue of $194.0 million for the second quarter of fiscal 2014, compared to $203.4 million in the second quarter of fiscal 2013. Operating income for the second quarter of fiscal 2014 improved to $1.2 million, compared to an operating loss of $8.5 million in the second quarter of the previous year. Net income for the second quarter of fiscal 2014 improved to $1.1 million, or $0.02 per diluted share, compared to a net loss of $12.6 million, or $0.29 per share.

The decline in net revenue for the second quarter of fiscal 2014 was primarily driven by lower revenue from a software client that reorganized its supply chain and in the same period last year experienced high unit volumes due to a major product launch. The lower revenue from the software client primarily affected results in Europe, and was partially offset by significant revenue growth from a consumer electronics client, which primarily benefited results in the Americas and Europe. The improvement in gross margin, operating income and Adjusted EBITDA for the second quarter of fiscal 2014 was primarily driven by the Company’s cost reduction actions and lower professional fees.

For the second quarter of fiscal 2014, Adjusted EBITDA was $8.6 million compared to $5.4 million for the same period in fiscal 2013. EBITDA represents earnings before interest, income tax expense, depreciation and amortization, and Adjusted EBITDA represents EBITDA excluding certain items. Please refer to the non-GAAP information and table reconciling the Company’s Adjusted EBITDA to its GAAP net income/(loss) below.

About ModusLink Global Solutions

ModusLink Global Solutions, Inc. (NASDAQ: MLNK) executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. The Company’s operations are supported by more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

Non-GAAP Information

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to assess its performance. EBITDA represents earnings before interest, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of professional fees associated with our SEC inquiry and financial restatement, strategic alternatives and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairments of goodwill and long-lived assets, unrealized foreign exchange gains or losses, net, other non-operating gains or losses, net, equity in losses of affiliates and impairments, and discontinued operations.

We believe that providing Adjusted EBITDA to investors is useful as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that the Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision making.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in

2

accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income/(loss) is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including its cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; uncertainties and volatility relating to global economic conditions, especially in the technology sector; unanticipated declines in, or failure to achieve the anticipated levels of, the demand for our clients’ products; potential strains on managerial and operational resources resulting from expanded operations; failure to realize expected benefits of restructuring and cost-cutting actions; inability to expand operations in accordance with the Company’s business strategy; insufficient cash balances that could prevent the Company from meeting business or investment goals; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; customer losses; demand variability in supply chain management clients, to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; risks inherent with conducting international operations; changes in tax rates in jurisdictions where profits are determined to be earned and taxed; changes in estimates of tax credits, benefits and deductions; unfavorable resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets; adverse conditions in the mergers and acquisitions or IPO markets, which could prevent liquidity for securities in the Company’s venture capital portfolio; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

Robert Joyce

781-663-5120

ir@moduslink.com

3

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,	July 31,	January 31,
	2014	2013	2013
Assets:
Cash and cash equivalents	$75,274	$77,916	$51,804
Accounts receivable, net	145,480	142,098	151,573
Inventories	68,890	61,322	83,053
Prepaid and other current assets	10,774	9,750	12,090

Total current assets	300,418	291,086	298,520

Property and equipment, net	28,911	34,290	38,193
Investments in affiliates	8,071	7,970	9,556
Goodwill	3,058	3,058	3,058
Other intangible assets, net	1,204	1,764	2,327
Other assets	5,389	5,528	6,671

Total assets	$347,051	$343,696	$358,325

Liabilities:
Accounts payable	$112,236	$110,148	$125,472
Accrued restructuring	1,686	4,670	4,575
Accrued expenses	37,840	34,748	40,422
Other current liabilities	25,735	26,865	28,981

Total current liabilities	177,497	176,431	199,450

Long-term portion of accrued restructuring	273	494	—
Other long-term liabilities	9,243	9,866	11,178

Total liabilities	187,013	186,791	210,628

Stockholders’ equity:	160,038	156,905	147,697

Total liabilities and stockholders’ equity	$347,051	$343,696	$358,325

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended			Six months ended
	January 31,			January 31,
	2014	2013	Fav (Unfav)	2014	2013	Fav (Unfav)

Net revenue	$194,011	$203,436	(4.6%)	$385,426	$400,487	(3.8%)
Cost of revenue	171,431	183,158	6.4%	340,851	361,585	5.7%

Gross profit	22,580	20,278	11.4%	44,575	38,902	14.6%

	11.6%	10.0%	1.6%	11.6%	9.7%	1.9%

Operating expenses:
Selling, general and administrative	19,572	23,721	17.5%	37,687	47,862	21.3%
Amortization of intangible assets	280	285	1.8%	560	569	1.6%
Impairment of long-lived assets	500	—		500	—
Restructuring, net	993	4,798	79.3%	1,972	6,268	68.5%

Total operating expenses	21,345	28,804	25.9%	40,719	54,699	25.6%

Operating income (loss)	1,235	(8,526)	114.5%	3,856	(15,797)	124.4%
Other income (expense), net	581	(2,491)	123.3%	(231)	(3,832)	94.0%

Income (loss) from continuing operations before taxes	1,816	(11,017)	116.5%	3,625	(19,629)	118.5%
Income tax expense	753	674	(11.7%)	1,890	1,583	(19.4%)
Equity in losses of affiliates, net of tax	—	726		134	1,036

Income (loss) from continuing operations	1,063	(12,417)	108.6%	1,601	(22,248)	107.2%

Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	1	(133)	100.8%	80	(960)	108.3%

Net income (loss)	$1,064	$(12,550)	108.5%	$1,681	$(23,208)	107.2%

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations	$0.02	$(0.29)	107.1%	$0.03	$(0.51)	106.1%
Income (loss) from discontinued operations	0.00	(0.00)	100.6%	0.00	(0.02)	107.1%

Net income (loss)	$0.02	$(0.29)	107.1%	$0.03	$(0.53)	106.1%

Shares used in computing basic income (loss) per share:
Basic	51,498	43,654		51,467	43,629
Diluted	51,811	43,654		51,539	43,629

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

(unaudited)

	Three months ended		Six months ended
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013

Net revenue:

Americas	$78,787	$67,731	$155,362	$131,641
Asia	47,530	60,356	92,920	116,731
Europe	56,751	67,818	117,367	136,748
All other	10,943	7,531	19,777	15,367

Total net revenue	$194,011	$203,436	$385,426	$400,487

Operating income (loss):

Americas	$2,080	$(446)	$5,568	$(2,470)
Asia	5,808	5,585	11,659	12,754
Europe	(2,149)	(3,900)	(4,495)	(7,748)
All other	(76)	(955)	509	(538)

Total segment operating income (loss)	5,663	284	13,241	1,998
Other reconciling items	(4,428)	(8,810)	(9,385)	(17,795)

Total operating income (loss)	$1,235	$(8,526)	$3,856	$(15,797)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

(unaudited)

Net Income (Loss) to Adjusted EBITDA1

	Three months ended		Six months ended
	January 31,	January 31,	January 31,	January 31,
	2014	2013	2014	2013

Net income (loss)	$1,064	$(12,550)	$1,681	$(23,208)

Interest income	(65)	(88)	(167)	(166)
Interest expense	199	101	412	199
Income tax expense	753	674	1,890	1,583
Depreciation	3,097	3,239	6,571	6,849
Amortization of intangible assets	280	285	560	569

EBITDA	5,328	(8,339)	10,947	(14,174)

SEC inquiry and financial restatement costs	1,438	2,955	3,217	6,636
Strategic alternatives and other professional fees	39	1,100	55	1,390
Executive severance and employee retention	—	437	—	1,038
Restructuring	993	4,798	1,972	6,268
Share-based compensation	638	422	1,150	915
Impairment of goodwill and long-lived assets	500	—	500	—
Unrealized foreign exchange (gains) losses, net	(626)	1,683	(348)	2,267
Other non-operating (gains) losses, net	110	(56)	(361)	237
Equity in losses of affiliates and impairments	177	2,226	311	2,536
Discontinued operations	(1)	133	(80)	960

Adjusted EBITDA	$8,596	$5,359	$17,363	$8,073

[1]	The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and restatement costs, strategic alternatives and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, equity in losses of affiliates and impairments and discontinued operations.